Exhibit 4.22

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

As of December 31, 2021, Apollo Asset Management, Inc. had two classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) Series A Preferred Stock, par value of $0.00001 per share (“Series A Preferred Stock”); and (ii) Series B Preferred Stock, par value of $0.00001 per share (“Series B Preferred Stock”). The following descriptions summarize the most important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our second amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and our second amended and restated bylaws (the “Bylaws”), copies of which have been filed by us with the Securities and Exchange Commission. For a complete description of our capital stock, you should refer to our Certificate of Incorporation, our Bylaws and applicable provisions of Delaware law. As used in this section, “we”, “us” and “our” mean Apollo Asset Management, Inc., a Delaware corporation (the “Corporation”), and its successors, but not any of its subsidiaries.
Capital Stock
Our authorized capital stock consists of 80,000,000 shares, which shall be divided into two classes as follows:
40,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”); and
40,000,000 shares of preferred stock, $0.00001 par value per share (“Preferred Stock”), of which (x) 11,000,000 shares are designated as Series A Preferred Stock, (y) 12,000,000 shares are designated as Series B Preferred Stock and (z) the remaining 17,000,000 shares may be designated from time to time in accordance with Article IV of the Certificate of Incorporation.
Common Stock
All of our shares of Common Stock are held by Apollo Global Management, Inc. (“AGM”), and our Common Stock is not registered under Section 12 of the Exchange Act.
Voting Rights
Except as otherwise required by applicable law or our Certificate of Incorporation, the holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders generally.
Dividend Rights
Subject to applicable law and the rights of holders of any outstanding series of Preferred Stock, all shares of our Common Stock are entitled to share equally in any dividends our board of directors may declare from legally available sources.
Liquidation Rights
Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision of any of our debts and other liabilities, and subject to the rights of any holders of any outstanding series of Preferred Stock, all shares of our Common Stock are entitled to share equally in the assets available for distribution to stockholders.

Other Matters
Holders of our Common Stock have no preemptive or conversion rights, and our Common Stock is not subject to further calls or assessments by us.
Our Certificate of Incorporation provides that the number of authorized shares of any class of stock may be increased or decreased (but not below the number of such shares of such class then outstanding) by the affirmative vote of the holders of a majority in voting power of the then outstanding shares of capital stock entitled to vote thereon.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock, to fix the designation, powers (including voting powers), preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, such series of Preferred Stock and the number of shares of such series, in each case without further vote or action by our stockholders (except as may be required by the terms of our Certificate of Incorporation and any certificate of designation relating to any series of Preferred Stock then outstanding). Our board of directors can also increase (but not above the total number of shares of Preferred Stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock.
As of December 31, 2021, our Certificate of Incorporation has designated two series of Preferred Stock, Series A Preferred Stock and Series B Preferred Stock, each of which is outstanding.
Series A Preferred Stock
Economic rights
Dividends on the Series A Preferred Stock are payable when, as and if declared by our board of directors, or a duly authorized committee thereof, out of funds legally available therefor, at a rate per annum equal to 6.375% of the $25.00 liquidation preference per share of Series A Preferred Stock. Dividends on the Series A Preferred Stock are payable quarterly on March 15, June 15, September 15 and December 15 of each year, when, as and if declared by our board of directors.
Dividends on the Series A Preferred Stock are non-cumulative.
Ranking
Shares of the Series A Preferred Stock rank senior to our Common Stock and equally with shares of our Series B Preferred Stock and any of our other equity securities, including any other Preferred Stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series A Preferred Stock with respect to payment of dividends and distribution of our assets upon our dissolution (“Series A parity stock”). Shares of the Series B Preferred Stock include the same provisions with respect to restrictions on declaration and payment of dividends as the Series A Preferred Stock. Holders of the Series A Preferred Stock do not have preemptive or subscription rights.
Shares of the Series A Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including Preferred Stock, that we may authorize or issue in the future, whose terms provide that such securities will rank senior to the Series A Preferred Stock with respect to payment of dividends and distribution of our assets upon our dissolution (such equity securities, “Series A senior stock”). We currently have no Series A senior stock outstanding. While any shares of Series A Preferred Stock are outstanding, we may not authorize or create any class or series of Series A senior stock without the affirmative vote of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all other series of Series A

Voting Preferred Stock (defined below), voting as a single class. See “-Voting rights” below for a discussion of the voting rights applicable if we seek to create any class or series of Series A senior stock.
Maturity
The Series A Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series A Preferred Stock.
Optional redemption
We may not redeem the Series A Preferred Stock prior to March 15, 2022 except as provided below under “-Change of control redemption.” At any time or from time to time on or after March 15, 2022, subject to any limitations that may be imposed by law, we may, in the sole discretion of our board of directors, redeem the Series A Preferred Stock, out of funds legally available therefor, in whole or in part, at a price of $25.00 per share of Series A Preferred Stock plus an amount equal to declared and unpaid dividends, if any, from the dividend payment date immediately preceding the redemption date to, but excluding, the redemption date.
Holders of the Series A Preferred Stock have no right to require the redemption of the Series A Preferred Stock.
Change of control redemption
If a change of control event occurs prior to March 15, 2022, within 60 days of the occurrence of such change of control event, we may, in the sole discretion of our board of directors, redeem the Series A Preferred Stock, in whole but not in part, out of funds legally available therefor, at a price of $25.25 per share of Series A Preferred Stock plus an amount equal to any declared and unpaid dividends to, but excluding, the redemption date.
If we do not give a redemption notice within the time periods specified in our Certificate of Incorporation following a change of control event (whether before, on or after March 15, 2022), the dividend rate per annum on the Series A Preferred Stock will increase by 5.00%, beginning on the 31st day following the consummation of such change of control event.
A change of control event would occur if a change of control is accompanied by (i) the lowering of the rating on certain series of our senior notes that are issued or guaranteed by us by either of the Rating Agencies (as defined below) (or, if no such series of our senior notes are outstanding or no such series of our senior notes are then rated by the applicable Rating Agency, our long-term issuer rating by such Rating Agency) in respect of such change of control and (ii) any series of such senior notes (or, if no such series of our senior notes are outstanding or no such series of our senior notes are then rated by the applicable Rating Agency, our long-term issuer rating by such Rating Agency), is rated below investment grade by both Fitch Ratings Inc. and Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial Inc., or any respective successor thereto (jointly, the “Rating Agencies” and each, a “Rating Agency”) on any date from the date of the 60-day period following public notice of the occurrence of a change of control (which period may be extended as provided in our Certificate of Incorporation).
The change of control redemption feature of the Series A Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.
Voting rights
Except as indicated below, the holders of the Series A Preferred Stock will have no voting rights.
Whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or six quarterly dividends (whether or not consecutive) payable on any series of Series A parity stock have not been declared and paid, the number of directors on our board of directors will be increased by two and the holders of the Series A Preferred Stock, voting together as a single class with the holders of the Series B Preferred Stock and any other series of Series A parity stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, together with the Series B Preferred Stock, the “Series A Voting Preferred Stock”), will have the right to elect these two additional directors at a meeting of the holders of the Series A Preferred Stock and such Series A Voting Preferred Stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series A Preferred Stock, and the qualification to serve as a director and the terms of office of all directors elected by the holders of the Series A Preferred Stock and such Series A Voting Preferred Stock will cease and terminate immediately and the total number of directors on our board of directors will be automatically decreased by two.
The affirmative vote of the holders of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all series of Series A Voting Preferred Stock, voting as a single class, either at a meeting of stockholders or by written consent, is required in order:
(i) to amend, alter or repeal any provision of our Certificate of Incorporation relating to the Series A Preferred Stock or any series of Series A Voting Preferred Stock, whether by merger, consolidation or otherwise, to affect materially and adversely the rights, powers and preferences of the holders of the Series A Preferred Stock or Series A Voting Preferred Stock, and
(ii) to authorize, create or increase the authorized amount of, any class or series of Preferred Stock having rights senior to the Series A Preferred Stock with respect to the payment of dividends or amounts upon, the dissolution of the Corporation, provided, however, that, in the case of clause (i) above, (x) no such vote of the Series A Preferred Stock or Series A Voting Preferred Stock, as the case may be, is required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, each share of Series A Preferred Stock and Series A Voting Preferred Stock remains outstanding without the terms thereof being materially and adversely changed in any respect to the holders thereof or is converted into or exchanged for preferred equity securities of the surviving entity having the rights, powers and preferences thereof substantially similar to those of such Series A Preferred Stock or Series A Voting Preferred Stock, as the case may be, and (y) if such amendment materially and adversely affects the rights, powers and preferences of one or more but not all of the classes or series of Series A Voting Preferred Stock and Series A Preferred Stock at the time outstanding, only the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of the classes or series of Series A Voting Preferred Stock and Series A Preferred Stock so affected, voting as a single class regardless of class or series, is required in lieu of (or, if such consent is required by law, in addition to) the affirmative vote of at least two-thirds of the holders of the votes entitled to be cast by the Series A Voting Preferred Stock and the Series A Preferred Stock otherwise entitled to vote as a single class; provided, further, that, in the case of clause (i) or (ii) above, no such vote of the holders of Series A Voting Preferred Stock or Series A Preferred Stock, as the case may be, is required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all shares of Series A Voting Preferred Stock or Series A Preferred Stock, as the case may be, at the time outstanding.
In addition, the General Corporation Law of the State of Delaware (the “DGCL”) requires that the outstanding shares of Preferred Stock be entitled to vote as a single class upon any proposed amendment to our Certificate of Incorporation that would increase or decrease the par value of the shares of Preferred Stock or alter or change the powers, preferences, or special rights of the shares of Preferred Stock so as to affect them adversely; provided, that in the case of a proposed amendment to our Certificate of Incorporation that would alter or change the powers, preferences, or special rights of one or more series of Preferred Stock so as to affect them adversely, but would not so affect the entire class of Preferred Stock, then only the shares of the series of Preferred Stock so affected by the amendment are entitled to vote as a single class on such amendment for purposes of this requirement imposed by the DGCL.
However, we may create additional series or classes of Series A parity stock and any equity securities that rank junior to our Series A Preferred Stock and issue additional series of such stock without the consent of any holder of the Series A Preferred Stock.

Amount payable in liquidation
Upon our dissolution, each holder of the Series A Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series A Preferred Stock and declared and unpaid dividends, if any, to, but excluding, the date of the dissolution. Such payment will be made out of our assets or proceeds thereof available for distribution to the holders of the Series A Preferred Stock following the payment or provision for the liabilities of the Corporation (including the expenses of such dissolution) and the satisfaction of all claims ranking senior to the Series A Preferred Stock.
No conversion rights
The shares of Series A Preferred Stock are not convertible into Common Stock or any other class or series of our capital stock or any other security.
Series B Preferred Stock
Economic rights
Dividends on the Series B Preferred Stock are payable when, as and if declared by our board of directors, or a duly authorized committee thereof, out of funds legally available therefor, at a rate per annum equal to 6.375% of the $25.00 liquidation preference per share of Series B Preferred Stock. Dividends on the Series B Preferred Stock are payable quarterly on March 15, June 15, September 15 and December 15 of each year, when, as and if declared by our board of directors.
Dividends on the Series B Preferred Stock are non-cumulative.
Ranking
Shares of the Series B Preferred Stock rank senior to our Common Stock and equally with shares of our Series A Preferred Stock and any of our other equity securities, including any other Preferred Stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series B Preferred Stock with respect to payment of dividends and distribution of our assets upon our dissolution (“Series B parity stock”). Shares of the Series B Preferred Stock include the same provisions with respect to restrictions on declaration and payment of dividends as the Series A Preferred Stock. Holders of the Series B Preferred Stock do not have preemptive or subscription rights.
Shares of the Series B Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including Preferred Stock, that we may authorize or issue in the future, whose terms provide that such securities will rank senior to the Series B Preferred Stock with respect to payment of dividends and distribution of our assets upon our dissolution (such equity securities, “Series B senior stock”). We currently have no Series B senior stock outstanding. While any shares of Series B Preferred Stock are outstanding, we may not authorize or create any class or series of Series B senior stock without the affirmative vote of the holders of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Stock and all other series of Series B Voting Preferred Stock (defined below), voting as a single class. See “-Voting rights” below for a discussion of the voting rights applicable if we seek to create any class or series of Series B senior stock.
Maturity
The Series B Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series B Preferred Stock.
Optional redemption

We may not redeem the Series B Preferred Stock prior to March 15, 2023 except as provided below under “-Change of control redemption.” At any time or from time to time on or after March 15, 2023, subject to any limitations that may be imposed by law, we may, in the sole discretion of our board of directors, redeem the Series B Preferred Stock, out of funds legally available therefor, in whole or in part, at a price of $25.00 per share of Series B Preferred Stock plus an amount equal to declared and unpaid dividends, if any, from the dividend payment date immediately preceding the redemption date to, but excluding, the redemption date.
Holders of the Series B Preferred Stock will have no right to require the redemption of the Series B Preferred Stock.
Change of control redemption
If a change of control event occurs prior to March 15, 2023, within 60 days of the occurrence of such change of control event, we may, in the sole discretion of our board of directors, redeem the Series B Preferred Stock, in whole but not in part, out of funds legally available therefor, at a price of $25.25 per share of Series B Preferred Stock plus an amount equal to any declared and unpaid dividends to, but excluding, the redemption date.
If we do not give a redemption notice within the time periods specified in our Certificate of Incorporation following a change of control event (whether before, on or after March 15, 2023), the dividend rate per annum on the Series B Preferred Stock will increase by 5.00%, beginning on the 31st day following the consummation of such change of control event.
A change of control event would occur if a change of control is accompanied by (i) the lowering of the rating on certain series of our senior notes that are issued or guaranteed by us by either of the Rating Agencies (or, if no such series of our senior notes are outstanding or no such series of our senior notes are then rated by the applicable Rating Agency, our long-term issuer rating by such Rating Agency) in respect of such change of control and (ii) any series of such senior notes (or, if no such series of our senior notes are outstanding or no such series of our senior notes are then rate by the applicable Rating Agency, or our long-term issuer rating by such Rating Agency) is rated below investment grade by both Rating Agencies on any date from the date of the 60-day period following public notice of the occurrence of a change of control (which period may be extended as provided in our Certificate of Incorporation).
The change of control redemption feature of the Series B Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.
Rating Agency Redemption Event
If a rating agency redemption event occurs prior to March 15, 2023, within 60 days of the occurrence of such rating agency redemption event, we may redeem the Series B Preferred Stock, in whole but not in part, out of funds legally available therefor, at a price of $25.50 per share of Series B Preferred Stock, plus an amount equal to all declared and unpaid dividends to, but excluding, the redemption date, without payment of any undeclared dividend.
A rating agency redemption event would occur if an applicable rating agency changes the methodology or criteria that were employed in assigning equity credit to securities with features similar to the Series B Preferred Stock on March 19, 2018, which will either (a) shorten the period of time during which equity credit pertaining to the Series B Preferred Stock would have been in effect had the current methodology not been changed or (b) reduce the amount of equity credit assigned to the Series B Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series B Preferred Stock as of March 19, 2018.
Voting rights
Except as indicated below, the holders of the Series B Preferred Stock will have no voting rights.

Whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock or six quarterly dividends (whether or not consecutive) payable on any series or class of Series B parity stock have not been declared and paid, the number of directors on our board of directors will be increased by two and the holders of the Series B Preferred Stock, voting together as a single class with the holders of the Series A Preferred Stock and any other class or series of Series B parity stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other class or series, together with the Series A Preferred Stock, the “Series B Voting Preferred Stock”), will have the right to elect these two additional directors at a meeting of the holders of the Series B Preferred Stock and such Series B Voting Preferred Stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series B Preferred Stock, and the qualification to serve as a director and the terms of office of all directors elected by the holders of the Series B Preferred Stock and such Series B voting preferred stock will cease and terminate immediately and the total number of directors on our board of directors will be automatically decreased by two.
The affirmative vote of the holders of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Stock and all series of Series B voting preferred stock, voting as a single class, either at a meeting of stockholders or by written consent, is required in order:
(i) to amend, alter or repeal any provision of our Certificate of Incorporation relating to the Series B Preferred Stock or any series of Series B Voting Preferred Stock, whether by merger, consolidation or otherwise, to affect materially and adversely the rights, powers and preferences of the holders of the Series B Preferred Stock or Series B Voting Preferred Stock, and
(ii) to authorize, create or increase the authorized amount of, any class or series of Preferred Stock having rights senior to the Series B Preferred Stock with respect to the payment of dividends or amounts upon the dissolution of the Corporation, provided, however, that, in the case of clause (i) above, (x) no such vote of the Series B Voting Preferred Stock or Series B Preferred Stock, as the case may be, is required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, each share of Series B Voting Preferred Stock and Series B Preferred Stock remains outstanding without the terms thereof being materially and adversely changed in any respect to the holders thereof or is converted into or exchanged for preferred equity securities of the surviving entity having the rights, powers and preferences thereof substantially similar to those of such Series B Preferred Stock or Series B Voting Preferred Stock, as the case may be, and (y) if such amendment materially and adversely affects the rights, powers and preferences of one or more but not all of the classes or series of Series B Voting Preferred Stock and Series B Preferred Stock at the time outstanding, only the affirmative vote of the holders of at least two-thirds of the votes entitled to be case by the holders of the outstanding shares of the classes or series of Series B Voting Preferred Stock and Series B Preferred Stock so affected, voting as a single class regardless of class or series, is required in lieu of (or, if such consent is required by law, in addition to) the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast by the Series B Voting Preferred Stock and the Series B Preferred Stock otherwise entitled to vote as a single class; provided, further, that, in the case of clause (i) or (ii) above, no such vote of the holders of Series B Voting Preferred Stock or Series B Preferred Stock, as the case may be, is required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all shares of Series B Voting Preferred Stock or Series B Preferred Stock, as the case may be, at the time outstanding.

In addition, the DGCL requires that the outstanding shares of Preferred Stock be entitled to vote as a single class upon any proposed amendment to our Certificate of Incorporation that would increase or decrease the par value of the shares of Preferred Stock or alter or change the powers, preferences, or special rights of the shares of Preferred Stock so as to affect them adversely; provided, that in the case of a proposed amendment to our Certificate of Incorporation that would alter or change the powers, preferences, or special rights of one or more series of Preferred Stock so as to affect them adversely, but would not so affect the entire class of Preferred Stock, then only the shares of the series of Preferred Stock so affected by the amendment are entitled to vote as a single class on such amendment for purposes of this requirement imposed by the DGCL.

However, we may create additional series or classes of Series B parity stock and any equity securities that rank junior to our Series B Preferred Stock and issue additional series of such stock without the consent of any holder of the Series B Preferred Stock.
Amount payable in liquidation
Upon our dissolution, each holder of the Series B Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series B Preferred Stock and declared and unpaid dividends, if any, to, but excluding, the date of the dissolution. Such payment will be made out of our assets or proceeds thereof available for distribution to the holders of the Series B Preferred Stock following the payment or provision for the liabilities of the Corporation (including the expenses of such dissolution) and the satisfaction of all claims ranking senior to the Series B Preferred Stock.
No conversion rights
The shares of Series B Preferred Stock are not convertible into Common Stock or any other class or series of our capital stock or any other security.
Anti-Takeover Provisions
All of our shares of Common Stock are held by AGM, and our Certificate of Incorporation and Bylaws contain provisions, which are summarized in the following paragraphs, that give AGM effective control, as sole stockholder of the Common Stock, over the approval of certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions give AGM the power to prevent a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest.
Election of directors
Directors are elected by an annual meeting of the stockholders of the Corporation in the manner provided in the Bylaws of the Corporation as in effect from time to time.
Removal of directors
Any director or the whole board of directors (other than a director elected by holders of preferred stock) may be removed, with or without cause, at any time, by the affirmative vote of the holders of a majority of the Common Stock outstanding (i) at an annual meeting or at a special meeting of stockholders called for that purpose or (ii) acting by written consent.
Vacancies
In addition, our Certificate of Incorporation also provides that, subject to the rights granted to one or more series of Preferred Stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director or by the affirmative vote of holders of a majority of the Common Stock outstanding (i) at a stockholder meeting called for the purpose of filling such vacancy or (ii) acting by written consent.
Choice of forum

Unless we consent in writing to the selection of an alternative forum, and subject to Sections 12.09 and 13.09 of our Certificate of Incorporation, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for:
(i)any derivative action or proceeding brought on our behalf;

(ii)any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder to us or our stockholders;

(iii)any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or

(iv)any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. The exclusive forum provision also provides that it will not apply to claims asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction and, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of such claims. Stockholders cannot waive, and will not be deemed to have waived under the exclusive forum provision, the Corporation’s compliance with the federal securities laws and the rules and regulations thereunder. However, the enforceability of similar forum provisions in other corporations’ certificates of incorporation have been challenged in legal proceedings and it is possible that a court could find these types of provisions to be unenforceable.